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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 8, 2002 relating to the consolidated financial statements and financial statement schedule of Chesapeake Energy Corporation, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2001 relating to the consolidated financial statements of Gothic Energy Corporation, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
July 18, 2002